EXHIBIT 10.1

TWENTy-THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This TWENTy-THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 14, 2018 (the “Amendment Closing Date”) by and among Bacterin International, Inc., a Nevada corporation (the “Borrower”), ROS acquisition offshore lp, a Cayman Islands Exempted Limited Partnership (“ROS”), ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (“Royalty Opportunities”), and, in their capacity as Guarantors under the Credit Agreement (as defined below), XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”), X-SPINE SYSTEMS, INC., an Ohio corporation (“X-Spine” or the “Additional Delayed Draw Borrower” and, together with the Borrower, the “Borrowers”) and XTANT MEDICAL, INC., a Delaware corporation (“Xtant” and, along with Holdings and X-Spine, collectively, the “Guarantors”).

WHEREAS, the Borrowers, ROS and Royalty Opportunities are party to that certain Amended and Restated Credit Agreement, dated as of July 27, 2015, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2016, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of May 25, 2016, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2016, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 29, 2016, that certain Fifth Amendment to the Amended and Restated Credit Agreement, dated as of August 12, 2016, that certain Sixth Amendment to the Amended and Restated Credit Agreement, dated as of September 27, 2016, that certain Seventh Amendment to the Amended and Restated Credit Agreement, dated as of December 31, 2016, that certain Eighth Amendment to Amended and Restated Credit Agreement, dated as of January 13, 2017, that certain Ninth Amendment to Amended and Restated Credit Agreement, dated as of January 31, 2017, that certain Tenth Amendment to Amended and Restated Credit Agreement, dated as of February 14, 2017, that certain Eleventh Amendment to Amended and Restated Credit Agreement, dated as of February 28, 2017, that certain Twelfth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of March 31, 2017, that certain Thirteenth Amendment to Amended and Restated Credit Agreement, dated as of April 30, 2017, that certain Fourteenth Amendment to Amended and Restated Credit Agreement, dated as of May 11, 2017, that certain Fifteenth Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2017, that certain Sixteenth Amendment to Amended and Restated Credit Agreement, dated as of July 15, 2017, that certain Seventeenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of August 11, 2017, that certain Eighteenth Amendment to Amended and Restated Credit Agreement, dated as of September 29, 2017, that certain Nineteenth Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2017, that certain Waiver, dated as of November 14, 2017, that certain Twentieth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of November 30, 2017, that certain Twenty-First Amendment to Amended and Restated Credit Agreement, dated as of December 28, 2017 and that certain Twenty-Second Amendment to Amended and Restated Credit Agreement, dated as of January 30, 2018 (the “Credit Agreement”), pursuant to which (i) ROS and Royalty Opportunities, as Lenders under the Credit Agreement, have extended credit to the Borrowers on the terms set forth therein and (ii) each Lender has appointed ROS as the administrative agent (the “Administrative Agent”) for the Lenders;

WHEREAS, the Guarantors and the Administrative Agent entered into an Amended and Restated Guarantee, dated as of July 31, 2015 and supplemented on September 11, 2015, pursuant to which the Guarantors have agreed to guarantee the Obligations of the Borrowers under the Credit Agreement;

WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the Credit Agreement may be amended by an instrument in writing signed by each of the Borrowers and the Administrative Agent (acting on behalf of the Lenders); and

WHEREAS, the Borrowers and the Lenders desire to amend certain provisions of the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.       Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Change in Control” means and shall be deemed to have occurred if (i) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) (other than OrbiMed Advisors LLC and any of its Affiliates) shall own, directly or indirectly, beneficially or of record, determined on a fully diluted basis, more than 35% of the Voting Securities of Holdings; (ii) a majority of the seats (other than vacant seats) on the board of directors (or equivalent) of Holdings shall at any time be occupied by persons who were neither (x) nominated by the board of directors of Holdings nor (y) appointed by directors so nominated; or (iii) Holdings shall cease to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Capital Securities of the Borrower or the Subsidiaries. The Acquisition and the transactions contemplated by the Acquisition Agreement (including under the “Escrow Agreement,” as defined in the Acquisition Agreement) shall not be deemed to be a “Change in Control.”

“Consolidated EBITDA” shall mean, for Holdings and its Subsidiaries, for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) solely to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) compensation paid solely in Capital Securities of Holdings that are not Disqualified Capital Securities, (E) non-cash impairment charges, (F) out-of-pocket fees, costs and expenses actually paid in connection with the closing of the transactions contemplated by that certain Restructuring and Exchange Agreement, dated as of January 11, 2018, by and among Holdings, the Lenders and the Consenting Noteholders parties thereto, (G) severance costs or one-time reduction-in-force compensation expenses paid to employees, (H) expenses associated with the Dayton repurposing and restructuring of the sales organization approved by the Administrative Agent in its sole discretion and (I) all other non-cash charges approved by the Administrative Agent in its sole discretion, determined on a consolidated basis in accordance with GAAP, in each case for such period.

“LIBO Rate” means the three-month London Interbank Offered Rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London, England time), quoted by the Administrative Agent from the appropriate Bloomberg or Reuters page selected by the Administrative Agent (or any successor thereto or similar source determined by the Administrative Agent from time to time), which shall be that three-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the last Business Day of the Fiscal Quarter immediately prior to the relevant Fiscal Quarter, adjusted for any reserve requirement in effect on such Business Day (including, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System), such rate to be rounded up to the nearest 1/16 of 1% and such rate to be reset quarterly as of the first Business Day of each Fiscal Quarter. If the Loans are advanced other than on the first Business Day of a Fiscal Quarter, the initial LIBO Rate shall be that three-month London Interbank Offered Rate for deposits in U.S. Dollars in effect two Business Days prior to the date of the Loans, which rate shall be in effect until (and including) the last Business Day of the Fiscal Quarter next ending. The Administrative Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

“Optional PIK Interest” is defined in Section 3.4(a)(iii).

3.       Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Additional PIK Interest” in its entirety.

4.       Amendment to Section 3.2. Section 3.2 of the Credit Amendment is hereby amended by deleting “9.0%” from such Section 3.2 and inserting “1.0%” in replacement thereof.

5.       Amendments to Section 3.4. Section 3.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.4 Interest Rate.

(a) From and after the Restatement Date until June 30, 2016:

(i)       interest payable in cash by the Borrower shall accrue on the Loans during such period at a rate per annum equal to 9.00%;

(ii)       additional interest (“PIK Interest”) shall accrue on the Loans during such period at a rate per annum equal to the difference of (A) the sum of (1) the Applicable Margin plus (2) the higher of (x) the LIBO Rate for such Interest Period and (y) 1.00% minus (B) 9.00%, and such PIK Interest shall be added to the outstanding principal amount of the Loans on the last day of each Fiscal Quarter until July 1, 2016; and

(iii)        notwithstanding anything in this Section 3.4(a) to the contrary, from and after the Restatement Date until March 31, 2016 , the Borrower may elect, in its sole discretion and in lieu of interest payments pursuant to Section 3.4(a)(i) and Section 3.4(a)(ii) during such period, by delivering written notice to the Administrative Agent prior to the date on which the first cash interest payment would be payable pursuant to Section 3.4(a)(i) and Section 3.6(c), to have all or any portion (as the Borrower shall so elect) of interest on the Loans accrue on the Loans during such period at a rate per annum equal to the sum of (1) the Applicable Margin plus (2) the higher of (x) the LIBO Rate for such Interest Period and (y) 1.00% (“Optional PIK Interest”), and such Optional PIK Interest shall be added to the outstanding principal amount of the Loans on the last day of each Fiscal Quarter until March 31, 2016.

(b) From and after July 1, 2016 until February 13, 2018, PIK Interest shall accrue on the Loans during such period at a rate per annum equal to the difference of the sum of (1) the Applicable Margin plus (2) the higher of (x) the LIBO Rate for such Interest Period and (y) 1.00%, and such PIK Interest shall be added to the outstanding principal amount of the Loans on the last day of each Fiscal Quarter until December 31, 2017 and on February 14, 2018;

(c) From and after February 14, 2018 until December 31, 2018:

(i)       interest payable in cash by the Borrower shall accrue on the Loans during such period at a rate per annum equal to the sum of (1) 10.00% plus (2) the LIBO Rate for such Interest Period; and

(ii)        notwithstanding anything in this Section 3.4(c) to the contrary, from and after February 14, 2018 until December 31, 2018, the Borrower may elect, in its sole discretion and in lieu of interest payments pursuant to Section 3.4(c)(i) during such period, by delivering written notice to the Administrative Agent prior to the date on which the first cash interest payment would be payable pursuant to Section 3.4(c)(i) and Section 3.6(c), to have all or any portion (as the Borrower shall so elect) of interest on the Loans accrue on the Loans during such period as Optional PIK Interest at a rate per annum equal to the sum of (1) 12.00% plus (2) the LIBO Rate for such Interest Period, and such Optional PIK Interest shall be added to the outstanding principal amount of the Loans on the last day of each Fiscal Quarter until December 31, 2018.

(d) From and after January 1, 2019 until June 30, 2019:

(i)       interest payable in cash by the Borrower shall accrue on the Loans during such period at a rate per annum equal to the sum of (1) 10.00% plus (2) the LIBO Rate for such Interest Period; and

(ii)        notwithstanding anything in this Section 3.4(d) to the contrary, from and after January 1, 2019 until June 30, 2019, the Borrower may elect, in its sole discretion and in lieu of interest payments pursuant to Section 3.4(d)(i) during such period, by delivering written notice to the Administrative Agent prior to the date on which the first cash interest payment would be payable pursuant to Section 3.4(d)(i) and Section 3.6(c), to have all or any portion (as the Borrower shall so elect) of interest on the Loans accrue on the Loans during such period as Optional PIK Interest at a rate per annum equal to the sum of (1) 15.00% plus (2) the LIBO Rate for such Interest Period, and such Optional PIK Interest shall be added to the outstanding principal amount of the Loans on the last day of each Fiscal Quarter until June 30, 2019.

(e) From and after July 1, 2019 until the Maturity Date, interest payable in cash by the Borrower shall accrue on the Loans during such period at a rate per annum equal to the sum of (1) 10.00% plus (2) the LIBO Rate for such Interest Period.

(f) The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

(g) All references hereunder to the principal amount of the Loans shall include any PIK Interest or Optional PIK Interest, if any, so added to the principal.

(h) Notwithstanding anything in this Section 3.4 to the contrary, the Borrower may, in its sole discretion, and in lieu of PIK Interest and/or Optional PIK Interest payments pursuant to Sections 3.4(a), (b), (c) or (d), by delivering written notice to the Administrative Agent prior to the date on which any such payment-in-kind interest payment would have been payable pursuant to Section 3.4(a), (b). (c) or (d) and Section 3.6(c), elect to pay such aggregate principal amount of PIK Interest and/or Optional PIK Interest in cash instead of making payment-in-kind, in which case the Borrower shall be required to make such PIK Interest and/or Optional PIK Interest payment in cash at the time such payment-in-kind interest would have been payable pursuant to Section 3.4(a), (b), (c) or (d) and Section 3.6(c).”

6.       Amendments to Section 3.5. Section 3.5 of the Credit Agreement is hereby amended by deleting “, Additional PIK Interest” from such Section 3.5.

7.       Amendments to Section 3.6. Section 3.6 of the Credit Agreement is hereby amended by deleting the last sentence from such Section 3.6 in its entirety.

8.       Amendments to Section 8.4(a). Section 8.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)        [Intentionally Omitted.]”

9.       Amendments to Section 8.4(b). Section 8.4(b) of the Credit Agreement is hereby amended by deleting the first two sentences from such Section 8.4(b) in their entirety and inserting the following in lieu thereof:

“At all times after February 14, 2018, the Liquidity shall not be less than $500,000.”

10.       Amendments to Section 8.4(c). Section 8.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Consolidated Senior Leverage Ratio. The Consolidated Senior Leverage Ratio shall not be greater than the amount set forth below at any time, in each case, other than as set forth in the definition thereof, with respect to the most recent period of four Fiscal Quarters then ended (starting at the time that the financial statements for the most recent four Fiscal Quarters ended June 30, 2019 are required to have been delivered hereunder (or have been so delivered, if earlier)):

Four Fiscal Quarters Ended	Consolidated Senior Leverage Ratio
June 30, 2019	10.00:1.00
September 30, 2019	10.00:1.00
December 31, 2019	8.00:1.00
March 31, 2020	7.00:1.00
June 30, 2020	7.00:1.00

11.       Amendments to Section 8.4(d). Section 8.4 of the Credit Amendment is hereby amended by adding the following as a new Section 8.4(d):

“(d) Consolidated EBITDA. The Consolidated EBITDA for the periods set forth below shall not be less than the amounts set forth opposite such periods for the periods set forth below:

Testing Period	Minimum Consolidated EBITDA
Three Fiscal Quarters ended September 30, 2018	$2.2 million
Four Fiscal Quarters ended December 31, 2018	$4.0 million
Four Fiscal Quarters ended March 31, 2019	$5.5 million
Four Fiscal Quarters ended June 30, 2019	$7.0 million
Four Fiscal Quarters ended September 30, 2019	$8.5 million
Four Fiscal Quarters ended December 31, 2019	$10.0 million
Four Fiscal Quarters ended March 31, 2020	The greater of (a) $10.0 million or (b) 75% of projected Adjusted EBITDA for such period pursuant to projections, based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, delivered to the Administrative Agent no later than December 31, 2019
Four Fiscal Quarters ended June 30, 2020	The greater of (a) $10.0 million or (b) 75% of projected Adjusted EBITDA for such period pursuant to projections, based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, delivered to the Administrative Agent no later than December 31, 2019

12.       Waiver. The Lenders hereby waive any non-compliance with (a) the covenant set forth in Section 8.4(a) of the Credit Agreement as in effect prior to this Amendment for the Fiscal Quarter ended December 31, 2017, (b) the covenant set forth in the second sentence of Section 8.4(b) of the Credit Agreement as in effect prior to this Amendment for the period from and including November 1, 2017 through and including December 31, 2017 and (c) the covenant set forth in Section 8.4(c) of the Credit Agreement as in effect prior to this Amendment for the four Fiscal Quarters ended December 31, 2017.

13.       Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Borrowers, the Administrative Agent, the Lenders and the Guarantors of a counterpart signature of the others to this Amendment duly executed and delivered by each of the Borrowers, the Lenders, the Administrative Agent and the Guarantors.

14.       Expenses. The Borrowers agree to pay on demand all expenses of the Administrative Agent (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Administrative Agent) incurred in connection with the Administrative Agent’s review, consideration and evaluation of this Amendment, including the rights and remedies available to it in connection therewith, and the negotiation, preparation, execution and delivery of this Amendment.

15.       Representations and Warranties. The Borrowers and the Guarantors represent and warrant to each Lender as follows:

(a)       After giving effect to this Amendment, the representations and warranties of the Borrowers and the Guarantors contained in the Credit Agreement or any other Loan Document shall, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b)       Before and after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred or will occur or be continuing.

16.       No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or the Lenders to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

17.       Waiver and Release. TO INDUCE THE ADMINISTRATIVE AGENT, ACTING ON BEHALF OF THE LENDERS, TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWERS, THE GUARANTORS AND THEIR AFFILIATES (COLLECTIVELY, THE RELEASING PARTIES”) REPRESENT AND WARRANT THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH THEY:

(a)       WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b)       FOREVER RELEASE, RELIEVE, AND DISCHARGE THE ADMINISTRATIVE AGENT, THE LENDERS, THEIR OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE "RELEASED PARTIES"), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

(c)       IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, THE RELEASING PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AGREEMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OR WITHDRAWAL OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d)       THE RELEASING PARTIES COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AGREEMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

(e)       THE RELEASING PARTIES REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

18.       Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BACTERIN INTERNATIONAL, INC., as the Borrower

By:	/s/ Carl D. O’Connell
Name:	Carl D. O’Connell
Title:	Chief Executive Officer

XTANT MEDICAL HOLDINGS, INC.,
(fka: Bacterin International Holdings, Inc.)
as a Guarantor

By:	/s/ Carl D. O’Connell
Name:	Carl D. O’Connell
Title:	Chief Executive Officer

X-SPINE SYSTEMS, INC.,
as a Guarantor and the Additional Delayed Draw Borrower

By:	/s/ Carl D. O’Connell
Name:	Carl D. O’Connell
Title:	Chief Executive Officer

XTANT MEDICAL, INC.,
as a Guarantor

By:	/s/ Carl D. O’Connell
Name:	Carl D. O’Connell
Title:	Chief Executive Officer

Signature Page to Twenty-Third Amendment to A&R Credit Agreement

ROS Acquisition Offshore LP, as a Lender and as the Administrative Agent

By OrbiMed Advisors LLC, solely in its capacity as
Investment Manager

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Title:	Member

ORBIMED ROYALTY OPPORTUNITIES II, LP, as a Lender

By OrbiMed ROF II LLC,
its General Partner
By OrbiMed Advisors LLC,
its Managing Member

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Title:	Member

Signature Page to Twenty-Third Amendment to A&R Credit Agreement